                        AMENDED AND RESTATED BYLAWS
                                    OF
                    DAIRY MART CONVENIENCE STORES, INC.
                         (A Delaware Corporation)



                                 ARTICLE I
                                  Offices
     Section 1. Principal Office in Connecticut. The principal office of DAIRY MART CONVENIENCE STORES, INC. (the "Corporation") in the State of Connecticut shall be in the Town of Enfield, County of Hartford.
     Section 2. Registered Office in Delaware. The Corporation shall have and maintain a registered office in the State of Delaware as required by Delaware law.
     Section 3. Other Offices. The Corporation may have a principal or other office at such other place or places, either within or without the State of Connecticut or Delaware, as the Board of Directors may from time to time determine or as shall be necessary or appropriate for the conduct of the business of the Corporation.

                                ARTICLE II
                         Meetings of Stockholders
     Section 1. Place of Meetings. All annual and special meetings of stockholders shall be held at such place or places, within or without the State of Delaware, as may from time to time be called and fixed solely by the Board of Directors in accordance with these bylaws, or as shall be specified in the respective notices or waivers of notice thereof.
     Section 2. Annual Meetings. Each annual meeting of stockholders for the election of directors and the transaction of other business shall be held on the second Thursday of June, in each year, and shall be called solely by order of the Board of Directors. If this date shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting the stockholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as may be brought before the meeting. If the election of directors shall not be held on the day designated herein for the annual meeting, or at any adjournment thereof, the Board of Directors shall cause a special meeting of the stockholders for the election of directors to be held as soon thereafter as may be convenient. At such special meeting the stockholders may elect directors and transact other business with the same force and effect as at an annual meeting of the stockholders duly called and held.
     Section 3. Special Meetings. A special meeting of the stockholders (or of any class thereof entitled to vote at a special meeting) for any purpose or purposes may be called at any time solely by order of the Board of Directors. No stockholder, in its, his, or her capacity as a stockholder, may call a special meeting of the stockholders. The record date for any special meeting of the stockholders shall be set solely by order of the Board of Directors.
     Section 4. Notice of Meetings. Except as otherwise expressly required by law, notice of each meeting of stockholders, whether annual or special, shall be given at least ten (10) days before the date on which the meeting is to be held to each stockholder of record entitled to vote thereat by delivering a notice thereof to him personally or by mailing such notice in a postage prepaid envelope directed to him at his address as it appears on the stock ledger of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be directed to another address, in which case such notice shall be directed to him at the address designated in such request. Every notice of a special meeting of the stockholders, besides stating the time and place of the meeting, shall state briefly the objects or purposes thereof. Notices of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and, if any stockholder shall, in person or by attorney thereunto authorized, in writing or by telegraph, cable or wireless, waive notice of any meeting of the stockholders, whether prior to or after such meeting, notice thereof need not be given to him. Notice of any adjourned meeting of the stockholders shall not be required to be given, except as expressly required by law.
     Section 5. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten (10) days' before every election of directors, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in his name. Such list shall be open for ten
(10) days' at the place where said election is to be held or at some other specified place within the Town of Enfield, State of Connecticut to the examination of any stockholder during ordinary business hours and shall be produced and kept at the time and place of the election during the whole time thereof and subject to the inspection of any stockholder who may be present. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such election.
     Section 6. Quorum. At each meeting of the stockholders, the holders of record of (i) a majority of the voting power of the issued and outstanding stock of all classes of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, with respect to those matters as to which all classes of stock vote together, and (ii) one-third (1/3) of the issued and outstanding stock of any class of stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business with respect to those matters as to which such class is entitled (by law, the Certificate of Incorporation or these Bylaws) to vote separately from all other classes, except where otherwise provided by law, the Certificate of Incorporation or these Bylaws. In the absence of a quorum, any officer entitled to preside at, or act as Secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.
     Section 7. Voting. Except as otherwise provided in the Certificate of Incorporation, at every meeting of stockholders each holder of record of the issued and outstanding stock of the Corporation entitled to vote at such meeting shall be entitled to one vote in person or by proxy for each such share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three (3) years from its date unless the proxy provides for a longer period, and, except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as the record date for the determination of stockholders entitled to vote, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the Corporation within twenty (20) days next preceding such election of directors. Shares of its own capital stock belonging to the Corporation directly or indirectly shall not be voted upon directly or indirectly. At all meetings of the stockholders, a quorum being present, all matters shall be decided by majority vote of the shares of stock entitled to vote held by stockholders present in person or by proxy, except as otherwise required by the laws of the State of Delaware. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat or so directed by the Chairman of the meeting or required by the laws of the State of Delaware, the vote thereat on any question need not be by ballot.
Unless otherwise provided in the Certificate of Incorporation, all elections of directors shall be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or in his name by his proxy, if there be such proxy, and shall state the number of shares voted by him and the number of votes to which each share is entitled.
     Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the minimum number of shares of outstanding stock that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent or consents shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
     Section 8. Advance Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.
To be properly brought before an annual meeting, business must be
(a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of record. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that if both (i) fewer than seventy (70) days
Advance Notice of the meeting is given to stockholders, and (ii) such meeting is held more than thirty (30) days before or after the corresponding date of the annual meeting held in the preceding year, then such written notice shall be received not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. As used in this Section 8, "Advance Notice" to the stockholders shall be deemed to have been given on the date of any quarterly report of the Corporation, letter to stockholders, press release or other communication to stockholders disclosing the date of the next annual meeting and provided that the annual meeting is in fact held on such date or within thirty (30) days after such date. Any such Advance Notice would be in addition to, but not in substitution for, the Notice of Meeting provided for in Section 4 above.
     A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of stock of the Corporation of which the stockholder is the Beneficial Owner (as that term is defined in the Certificate of Incorporation of the Corporation), and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-
Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 8. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 8, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
     Notwithstanding the provisions of this Section 8, notice of stockholder nominations of persons for election as directors shall be as set forth in the Certificate of Incorporation.


                                ARTICLE III
                            Board of Directors
     Section 1. General Powers. The property, business and affairs of the Corporation shall be managed by the Board of Directors.
     Section 2. Number and Term of Office. The number of directors shall be fixed from time to time by resolution of the Board of Directors but shall not be less than three (3). Directors need not be stockholders. Each director shall hold office until the annual meeting of the stockholders next following his election and until his successors shall have been elected and shall qualify, or until his death, resignation or removal.
     Section 3. Quorum and Manner of Acting. Unless otherwise provided by law, the presence of one-third (1/3) of the whole
Board of Directors, and in any case not less than two (2) directors, shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of the directors, a quorum being present, all matters shall be decided by the affirmative vote of a majority of the directors present, except as otherwise required by the laws of the State of Delaware, and except for the calling of any annual or special meeting of the stockholders by the Board of Directors which shall require the affirmative vote of a majority of the whole Board of Directors.
     Section 4. Place of Meetings, Books and Records. The Board of Directors may hold its meetings and keep the books and records of the Corporation, at such place or places within or without the State of Delaware, as the Board may from time to time determine.
     Section 5. Annual Meeting. As promptly as practicable after each annual meeting of stockholders for the election of directors, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. Such meeting of the Board of Directors may be held at any other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a waiver of notice thereof signed by all the directors.
     Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination, and notice thereof has been given to each member of the Board of Directors, regular meetings may be held without further notice being given.
     Section 7. Special Meetings and Notice Thereof. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President or by a majority of the directors. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two (2) days before the date on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, radio or wireless, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and the purpose thereof. In lieu of the notice to be given as set forth above, a waiver thereof in writing, signed by the director or directors entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto for purposes of this Section 7. No notice to or waiver by any director with respect to any special meeting shall be required if such director shall be present at said meeting.
     Section 8. Resignation. Any director of the Corporation may resign at any time by giving written notice thereof to the Chairman of the Board, the President or the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office including those who have so resigned shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.
     Section 9. Vacancies. Vacancies and newly created directorships resulting form any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, unless otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.
     Section 10. Removal. As provided in the Certificate of Incorporation, any director, or the entire Board of Directors of the Corporation, may be removed at any time, with or without cause, only by the affirmative vote by the holders of two-thirds
(2/3) or more of the voting shares of the class or classes of stock that elected the director to be removed; provided, however, that such vote shall be taken at a meeting of the shareholders called for the purpose of removing directors and such vote may not be taken by the written consent of shareholders in lieu of a meeting or otherwise than at a meeting.
     Section 11. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a specific sum fixed by the Board plus experience may be allowed for attendance at each regular or special meeting of the Board or any committee thereof; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation or any subsidiary thereof in any other capacity and receiving compensation therefor.
     Section 12. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, including an Executive Committee, each committee to consist of two or more directors of the Corporation, which, to the extent provided in the resolution or in these Bylaws, shall have and may exercise such powers of the Board in the management of the business and affairs of the Corporation
(including the power to authorize the seal of the Corporation to be affixed to all papers which may require it), as the Board may by resolution determine and specify in the respective resolutions appointing them, subject to such restrictions as may be contained in the Certificate of Incorporation. Unless specifically limited by resolution approved by the Board, the Executive Committee shall have and may exercise the powers of the Board to appoint officers of the Corporation, provided, however, the Executive Committee shall have no power to appoint the Chairman of the Board, President, any Executive Vice President, Chief Executive Officer and the Chief Financial Officer of the Corporation; to approve or otherwise authorize the incurrence of funded debt, including guarantees of funded debt of one or more of the Corporation's subsidiaries, provided, however, the proceeds of such funded debt shall be specifically designated and used for the purchase or refinancing of identified real or personal property, and further provided, however, the amount of such funded debt shall not, in any one or series of transactions, exceed the sum of five million dollars unless and until the Executive Committee has presented a report on the funded debt so incurred to the Board of Directors at any regular or special meeting; to approve or otherwise authorize the leasing by the Corporation, including guarantees of lease obligations of one or more of the Corporation's subsidiaries, of real or personal property, and further provided, however, that with respect to leases other than for retail store premises and equipment, the amount of annual rental payments and similar charges committed to be paid by the Corporation with respect to such leases shall not, in any one or series of transactions, exceed the sum of five hundred thousand dollars unless and until the Executive
Committee has presented a report on the lease commitments so incurred to the Board of Directors at any regular or special meeting; and to approve or otherwise authorize the execution of agreements pertaining to the purchase or sale of inventory or services offered for sale by the Corporation or one or more of its subsidiaries. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board when required. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. The Board of Directors shall have power to change the membership of any such committee at any time, to fill vacancies thereon and to discharge any such committee, either with or without cause, at any time. Each member of any such committee shall be paid such fee, if any, as shall be fixed by the Board of Directors for each meeting of such committee which he shall attend and, in addition, such transportation and other expenses actually incurred by him in going to the meeting of such committee and returning therefrom as the Board of Directors shall approve.
     Section 13. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes or proceedings of the Board or committee.

                                ARTICLE IV
                                 Officers
     Section 1. Number. The principal officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer and a Secretary. The Corporation may also have, at the discretion of the Board of Directors, such other officers as may be appointed in accordance with the provisions of these Bylaws. One person may hold the offices and perform the duties of any two or more of said offices, except the offices and duties of President and Secretary.
     Section 2. Election or Appointment and Term of Office. The principal officers of the Corporation shall be chosen annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor shall have been duly chosen and shall qualify, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.
     Section 3. Subordinate Officers. In addition to the principal officers enumerated in Section 1 of this Article IV, the Corporation may have one or more Assistant Treasurers, one or more Assistant Secretaries and such other officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period, have such authority, and perform such duties as the Chairman of the Board, the President, or the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.
     Section 4. Removal. Any officer may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any regular meeting of the Board or at any special meeting of the Board called for that purpose at which a quorum is present.
     Section 5. Resignations. Any officer may resign at any time by giving written notice to the Chairman of the Board or to the Board of Directors or to the President or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 6. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election or appointment to such office for such term.
     Section 7. Chairman of the Board. The Chairman of the Board shall preside at all meetings of stockholders and at all meetings of the Board of Directors. He shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
     Section 8. President. The President shall be the chief executive officer of the Corporation and as such shall have general supervision of the affairs of the Corporation, subject to the control of the Board of Directors. He shall be ex officio a member of all standing committees. In the absence of the Chairman of the Board the President shall preside at all meetings of stockholders and at all meetings of the Board of Directors. Subject to the control and discretion of the Board of Directors, the President may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. In general, he shall perform all duties incident to the office of President, as herein defined, and all such other duties as from time to time may be assigned to him by the Board of Directors.
     Section 9. Vice Presidents. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Chairman of the Board, the President or the Board of Directors may from time to time prescribe.
     Section 10. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected by the Board of Directors. He shall exhibit at all reasonable times his books of account and records to any of the directors of the Corporation upon application during business hours at the office of the Corporation where such books and records shall be kept; when requested by the Board of Directors, he shall render a statement of the condition of the finances of the Corporation at any meeting of the Board or at the annual meeting of stockholders; he shall receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever; and in general, he shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or the Board of Directors. The Treasurer shall give such bond, if any, for the faithful discharge of his duties as the Board of Directors may require.
     Section 11. Secretary. The Secretary, if present, shall act as secretary at all meetings of the Board of Directors and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he shall have charge of the stock records of the Corporation; he shall see that all reports, statements and other documents required by law are properly kept and filed; and in general, he shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or the Board of Directors.
     Section 12. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors, and the salaries of any other officers may be fixed by the Chairman of the Board or the President.

                                 ARTICLE V
                         Shares and Their Transfer
     Section 1. Certificate for Stock. Every stockholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number of shares of the capital stock of the Corporation owned by him.
     Section 2. Stock Certificates. Any stock certificate which certifies the number of shares owned by any holder of stock of the Corporation shall be numbered in the order in which it shall be issued and shall be signed by the Chairman of the Board or the President or any Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation and shall have the seal of the Corporation affixed thereto; provided, however, that, where any such certificate is signed (1) by a transfer agent or an assistant transfer agent or
(2) by a transfer clerk acting on behalf of the Corporation and a registrar, if the Board shall by resolution so authorize, the signature of such Chairman of the Board, President, Vice
President, Treasurer, Secretary, Assistant Treasurer or Assistant Secretary and the seal of the Corporation may be facsimiles thereof.
In case any officer or officers of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate shall cease to be such officer or officers, whether by reason of death, resignation or otherwise, before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate, or whose facsimile signature or signatures shall have been affixed thereto, had not ceased to be such officer or officers.
     Section 3. Stock Ledger. A record shall be kept by the Secretary, transfer agent or by any other officer, employee or agent designated by the Board of Directors of the name of the person, firm or corporation holding the stock represented by such certificate, the number of shares represented by such certificate, and the date thereof, and in case of cancellation, the date of cancellation.
     Section 4. Cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchanged for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 7 of this Article V.
     Section 5. Transfers of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer clerk or a transfer agent appointed as in Section 6 of this
Article V provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.
     Section 6. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation or these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.
     Section 7. Lost, Stolen, Mutilated or Destroyed Certificates.
As a condition to the issue of a new certificate of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen, mutilated or destroyed, the Board of Directors, in its discretion, may require the owner of any such certificate, or his legal representatives, to give the Corporation a bond in such sum and in such form as it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate.
Proper evidence of such loss, theft, mutilation or destruction shall be procured for the Board of Directors, if required. The
Board of Directors, in its discretion, may authorize the issuance of such new certificate without any bond when in its judgment it is proper to do so.
     Section 8. Record Date. The Board may fix a date in advance of not exceeding sixty (60) days' preceding, the date of any meeting of stockholders (nor less than ten (10) days' before the date of such meeting), or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect or a date in connection with obtaining any written consent to corporate action without a meeting, as a record date for the determination of the stockholders entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of any dividend, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock or to give such written consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed.

                                ARTICLE VI
                         Miscellaneous Provisions
     Section 1. Corporate Seal. The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that it was incorporated in the State of Delaware. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.
     Section 2. Fiscal Year. The fiscal year of the Corporation shall be as specified by the Board of Directors.
     Section 3. Voting of Stocks Owned by the Corporation. The
Board of Directors may authorize any person in behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.
     Section 4. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their discretion may deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors may deem conducive to the interests of the Corporation.

                                ARTICLE VII
                                Amendments
     Section 1. The Bylaws of the Corporation may be adopted, altered, amended or repealed or new bylaws may be adopted by the Board of Directors at any regular or special meeting upon the affirmative vote of both sixty-seven (67%) percent of the Whole
Board of Directors and majority (but in any event not less than four) of the Continuing Directors as defined in the Certificate of Incorporation of the Corporation. The Bylaws of the Corporation may also be adopted, altered, amended or repealed or new bylaws may be adopted by the shareholders only upon the affirmative vote as to all stock held (i) by the holders of not less than sixty-seven
(67%) percent of the Outstanding Voting Shares and (ii) by an Independent Majority of Shareholders, as defined in the Certificate of Incorporation of the Corporation. Such a vote may be taken at any annual or special meeting of the shareholders if notice of such alteration, amendment, repeal or adoption of the new bylaws shall be contained in the notice of such annual or special meeting. No change of the time or place of the meeting for the election of directors shall be made within sixty (60) days' next before the day on which such a meeting is to be held, and, in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post-office address at least twenty (20) days before the meeting is held. Bylaws, whether made or altered by the stockholders or by the Board of Directors, shall be subject to alteration or repeal by the stockholders as in this Article VII above provided.






                    DAIRY MART CONVENIENCE STORES, INC.



               Proposed Amendment to Article III, Section 12
                              of the By-Laws